EXHIBIT 2.3
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                                MERGER AGREEMENT

                                  by and among

                              ALPHA SPACECOM, INC.
                              a Nevada corporation

                                       and

                      EAST GLORY INVESTMENTS GROUP LIMITED
                            a Cayman Islands Company















                            dated as of April 8, 2006


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                                MERGER AGREEMENT

     THIS AGREEMENT (hereinafter referred to as the "Agreement"), dated this 7th day of April, 2006, by and among Alpha Spacecom, Inc., a Nevada corporation ("ALPHA"), whose principal place of business is located at Room 710, Zhou Ji Building, No. 16 Ande Road, Dongcheng District, Beijing, 100011 China, and East Glory Investments Group Limited, a Cayman Islands corporation ("EGIG"). with its principal place of business located at 12/F, Beicang Building, Taiyuan City, Shanxi Province, People's Republic of China.

                                    Premises

     A. Subject to the satisfaction of certain terms and conditions described below, this Agreement provides for the merger of EGIG with and into ALPHA as the surviving entity, and in connection therewith, the conversion of the issued and outstanding securities of EGIG into shares of common voting stock of ALPHA, all as set forth in the Articles of Merger provided herein as Article III (the "Articles of Merger"), all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended. As used herein the term "Constituent Corporation" shall mean and refer to EGIG and the term "Surviving Corporation" shall mean and refer to ALPHA.

     B. The board of directors of EGIG and board of directors of ALPHA have agreed, subject to the terms and conditions set forth in this Agreement, and by these premises do hereby evidence the agreement, that it is desirable and in the best interests of all of said entities and their stockholders that EGIG be merged into ALPHA as the Surviving Corporation pursuant to the laws of the state of Nevada and the laws of the Cayman Islands and EGIG shall cease to exist. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF EGIG

     As an inducement to, and to obtain the reliance of ALPHA, EGIG represents and warrants as follows:

     Section 1.1 Organization. EGIG is a corporation duly organized, validly existing, and in good standing under the laws of the Cayman Islands and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material

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respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the EGIG Schedules (as hereinafter defined) are complete and correct copies of the Certificate of Incorporation and Memorandum and Articles of Association of EGIG as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of EGIG's Certificate of Incorporation or Memorandum and Articles of Association or Bylaws. EGIG has taken all required action by law, its Articles of Incorporation, Bylaws or otherwise to authorize the execution and delivery of this Agreement. EGIG has full power, authority and legal right and has taken all action required by law, its Certificate of Incorporation, Memorandum and Articles of Association or Bylaws and otherwise to consummate the transactions herein contemplated.

     Section 1.2 Capitalization. The authorized capitalization of EGIG consists of Fifty Thousand (50,000) shares of Common Stock, par value $1.00 (US). As of the Closing Date there will be 1,000 issued and outstanding. All issued and outstanding securities are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

     Section 1.3 Subsidiaries Other than as included in the EGIG Schedules, EGIG does not have any subsidiaries and does not own, beneficially or of record, any interests of any other entity.

     Section 1.4 Financial Statements. Included in the EGIG Schedules are the unaudited Financial Statements of EGIG as of December 31, 2005 and 2004 (the "EGIG Financial Statements").

          (a) the EGIG Financial Statements presents fairly as of its date the financial condition of EGIG. EGIG does not have, as of the date of such Financial Statements, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) that should be reflected in the Financial Statements or the notes thereto.

          (b) EGIG has no liabilities with respect to the payment of any federal, state, county, local, provincial or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable or as noted;

          (c) The books and records, financial and others, of EGIG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

          (d) Except as and to the extent disclosed in the most recent EGIG balance sheet and the EGIG Schedules, EGIG has no material contingent liabilities, direct or indirect, matured or unmatured.

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     Section 1.5 Information.  The information concerning EGIG set forth in this
Agreement and in the EGIG Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options or Warrants. Except as set forth in the EGIG Schedules or hereinbelow, there are no existing options, warrants, calls or commitments of any character relating to the authorized and unissued EGIG securities or options, warrants, calls or commitments, if any, to which EGIG is not a party and by which it is not bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the EGIG Schedules, or as in the normal course of business, since December 31, 2005:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of EGIG; or (ii) any damage, destruction or loss to EGIG (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of EGIG;

          (b) EGIG has not: (i) amended its Certificate of Incorporation or Memorandum and Articles of Association or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed or agreed to purchase or redeem any of its securities; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of EGIG; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its directors, officers or employees;

          (c) EGIG has not: (i) granted or agreed to grant any options, warrants or other rights for its securities, bonds or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent EGIG balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of EGIG; or (vi) issued, delivered or agreed to issue or deliver any securities, including debentures (whether authorized and unissued); and

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          (d) to the best  knowledge of EGIG,  it  has not become subject to any ongoing legal proceedings which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of EGIG.

     Section 1.8 Title and Related Matters. EGIG has good and marketable title to all of its properties, inventory, interests in properties and assets, real and personal, including the Patents and Technical Information (as defined hereinafter), copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the most recent EGIG balance sheet and the EGIG Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the EGIG Schedules. Except as set forth in the EGIG Schedules, EGIG owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with EGIG's business. Except as set forth in the EGIG Schedules, no third party has any right to, and EGIG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions, income or business prospects of EGIG or any material portion of its properties, assets or rights.

     Section 1.9 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against EGIG, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of EGIG. EGIG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 Contracts.

          (a) Except as included or described in the EGIG Schedules, and except further the contractual documents in its normal course of business, there are no material contracts, agreements, franchises, license agreements or other commitments to which EGIG is a party or by which it or any of its assets, products, technology or properties are bound;

          (b) EGIG is not a party to or bound by, and the properties of EGIG are not subject to, any contract, agreement, other commitment or instrument; any charter or other

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     corporate restriction; or any judgment, order, writ, injunction,  decree or award which materially and adversely affects, or in the future may (as far as EGIG can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of EGIG;

          (c) Except as included or described in the EGIG Schedules, reflected in the most recent EGIG balance sheet, in the normal course of business, or required by law, EGIG is not a party to any oral or written: (i) contract for the employment of any director, officer or employee which is not terminable with compensation provided in law; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which EGIG is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; or (vii) agreement with any present or former officer or director of EGIG save for employment agreement; and

          (d) All contracts, agreements, franchises, license agreements and other commitments to which EGIG is a party or by which its properties are bound and which are material to the operations of EGIG taken as a whole, are valid and enforceable by EGIG in all respects to the best belief of EGIG, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. To the best of EGIG's knowledge and belief, EGIG is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EGIG, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EGIG has not taken adequate steps to prevent such a default from occurring.

     Section  1.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EGIG is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of EGIG's knowledge, EGIG has made best effort to obtain and maintain all licenses, franchises, permits or other governmental authorizations that EGIG is legally required to enable EGIG to conduct its business in all material respects as conducted on the date hereof.

     Section 1.14 Compliance With Laws and Regulations. To the best of EGIG's knowledge, EGIG has complied with all applicable statutes and regulations of any federal, state, provincial

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or other  governmental  entity or agency  thereof,  except  to the  extent  that
noncompliance   would  not  materially   and  adversely   affect  the  business,
operations, properties, assets or condition of EGIG or would not result in EGIG's incurring any material liability.

     Section 1.15 Insurance. EGIG has arranged most of the key properties of EGIG insured for EGIG's benefit under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 1.16 Approval of Agreement. The board of directors of EGIG have authorized the execution and delivery of this Agreement by EGIG, have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of EGIG for their approval with the recommendation that the merger be accepted.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the EGIG Schedules, there exists no material contract, agreement or arrangement between EGIG and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by EGIG to own beneficially, ten percent (10%) or more of the securities of EGIG and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to EGIG than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by EGIG, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. EGIG has never had a work stoppage resulting from labor problems.

     Section 1.19 Previous Sales of Securities. Since inception, EGIG has sold its securities to investors in reliance upon applicable exemptions from the registration requirements under federal and state securities laws. All such sales except for the issuance of the shares to its founding shareholder for the first time (the "Sales") were made to a limited number of investors in reliance on and in conformity with the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance and in conformity with exemptions from registration in all states where offers and/or sales occurred. Included in the EGIG Schedules are copies of all material documentation and information relating to the Sales if applicable. With respect to the Sales:

          (a) all prospective investors were provided, prior to their investment, all material information with respect to the investment, including any information necessary to make the materials provided not misleading;

          (b) neither EGIG nor any person acting on its behalf offered or sold securities of EGIG by any form of general solicitation or general advertising;

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          (c) immediately  prior to making any Sale,  EGIG  reasonably  believed that each purchaser was an accredited investor; and

          (d) the descriptive material and all other information, whether written or oral, provided to prospective investors in the Sales did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 1.20 EGIG Schedules. At the Closing, except for those being waived by Alpha, EGIG will deliver to ALPHA the following schedules, which are collectively referred to as the "EGIG Schedules" and which consist of separate schedules dated as of the Closing Date and instruments and data as of such date, all certified by the chief executive officer or person holding equivalent function of EGIG as complete, true and correct:

          (a) a  schedule  containing  complete  and  correct  copies   of   the
     Certificate of Incorporation, Memorandum and Articles of Association and Bylaws of EGIG as in effect as of the date of this Agreement;

          (b) a schedule containing copies of all Financial Statements of EGIG identified in Section 1.4;

          (c) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of EGIG since December 31, 2005, required to be provided pursuant to Section 1.7 hereof; and

          (d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the EGIG Schedules by Sections 1.1 through 1.19.

     EGIG shall cause the EGIG Schedules and the instruments and data delivered to ALPHA hereunder to be updated after the date hereof up to and including the Effective Time, as hereinafter defined.


                                   ARTICLE II

               REPRESENTATIONS, COVENANTS AND WARRANTIES OF ALPHA

     As an inducement to, and to obtain the reliance of EGIG, ALPHA represents and warrants as follows:

     Section 2.1 Organization. ALPHA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business

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in all material respects as it are now being conducted,  including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ALPHA Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of ALPHA as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ALPHA's Articles of Incorporation or Bylaws. ALPHA has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. ALPHA has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 Capitalization. The authorized capitalization of ALPHA consists of Two Hundred Million (200,000,000) shares of Common Stock, par value $.001, of which Ninety-Nine Million Eight Hundred Sixty Nine Thousand Three Hundred (99,869,300) shares are issued and are outstanding (the "Alpha Common Shares") and Fifty Million (50,000,000) shares of Preferred Stock, par value $.001 per share, of which Twenty Three Thousand Series "A" (23,000) shares are issued and are outstanding, each convertible into one (1) share of Alpha's Common Stock (the "Alpha Preferred Shares") (collectively, the "Shares"). All of the Alpha issued and outstanding Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by ALPHA in compliance with all applicable state and federal laws.

     Section 2.3 Subsidiaries. Other than as disclosed in the ALPHA Schedules or in the ALPHA SEC Reports (as defined herein), ALPHA does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

     Section 2.4 Financial Statements.

          (a) Included  in  the  ALPHA  Schedules  are  the   audited  Financial
     Statements for the years ended December 31, 2005 and 2004, which are included in the schedules identified in Section 2.18(b).

          (b) All such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ALPHA Financial Statements present fairly as of their respective dates the financial condition of ALPHA. ALPHA did not have as of the date of any of such ALPHA balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ALPHA, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

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          (c) The books and records, financial and  others,  of ALPHA are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

          (d) ALPHA has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (e) ALPHA has filed all state, federal or local income tax returns required to be filed by it from inception to the date hereof.

     Section 2.5 Information. The information concerning ALPHA as set forth in this Agreement and in the ALPHA Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the ALPHA Schedules, since December 31, 2005:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition, of ALPHA or any damage, destruction or loss to ALPHA (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of ALPHA;

          (b) ALPHA has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ALPHA;
     (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) paid or agreed to pay any compensation payable or to become payable by it to any of its officers or directors or any employee; or (viii) made any payment to any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

          (c) ALPHA has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ALPHA balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of ALPHA; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of ALPHA, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ALPHA.

     Section 2.7 Title and Related Matters. ALPHA owns no real property. ALPHA has good title to all of the assets which are reflected in the ALPHA balance sheet, if any, or acquired after that date (except assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except statutory liens or claims not yet delinquent or as described in the ALPHA Schedules.

     Section 2.8 Litigation and Proceedings. Other than as disclosed in the ALPHA Schedules, the ALPHA SEC Reports or in the Notes to the ALPHA Financial Statements, there are no actions, suits or proceedings pending or, to the best of ALPHA's knowledge and belief, threatened by or against or affecting ALPHA, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of ALPHA. ALPHA does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9 Contracts.

          (a) Except as included or described in the ALPHA Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which ALPHA is a party or by which it or any of its properties are bound;

          (b) ALPHA is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as ALPHA can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of ALPHA;

          (c) ALPHA is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of ALPHA; or
     (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate; and

          (d) All contracts, agreements, franchises, license agreements and other commitments to which ALPHA is a party or by which its properties are bound and which are material to the operations of ALPHA taken as a whole, are valid and enforceable by ALPHA in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section  2.10 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ALPHA is a party or to which any of its properties or operations are subject.

     Section 2.11 Material Contract Defaults. To the best of ALPHA's knowledge and belief, ALPHA is, except as disclosed in the ALPHA Schedules, not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ALPHA, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ALPHA has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 Governmental Authorizations. To the best of ALPHA's knowledge, ALPHA has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ALPHA of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of ALPHA's knowledge and belief, ALPHA has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ALPHA or would not result in ALPHA's incurring any material liability.

     Section 2.14 Insurance. All of the insurable properties of ALPHA, if any, are insured for ALPHA's benefit in accordance with the insurance policies disclosed in the ALPHA Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

     Section 2.15 Approval of Agreement. The board of directors of ALPHA has authorized the execution and delivery of this Agreement by ALPHA and has approved the transactions contemplated hereby.

     Section 2.16 Material Transactions or Affiliations. Other than as disclosed in the ALPHA SEC Reports, there exists no material contract, agreement or arrangement between ALPHA and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ALPHA to own beneficially, ten percent (10%) or more of the issued and outstanding Common Stock of ALPHA and which is to be performed in whole or in part after the date hereof. ALPHA has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17 Labor Relations. ALPHA has never had a work stoppage resulting from labor problems. ALPHA has no employees other than its officers and directors.

     Section 2.18 ALPHA Schedules. At the Closing, except for those being waived by EGIG, ALPHA will deliver to EGIG the following schedules, which are collectively referred to as the "ALPHA Schedules" which are dated the date of this Agreement, all certified by an officer of ALPHA to be complete, true and accurate:

          (a) a schedule containing complete and correct copies of the Articles of Incorporation and Bylaws of ALPHA as in effect as of the date of this Agreement;

          (b) a schedule containing copies of all Financial Statements of ALPHA identified in Section 2.4(a);

          (c) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of ALPHA since December 31, 2005. required to be provided pursuant to Section 2.6 hereof; and

          (d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ALPHA Schedules by Sections 2.1 through 2.17.

     ALPHA shall cause the ALPHA Schedules and the instruments to be delivered to EGIG hereunder to be updated after the date hereof up to and including the Effective Time.

                                   ARTICLE III

                               ARTICLES OF MERGER

     Section 3.1 The Merger. On the Effective Time (as defined hereinbelow), EGIG will be merged with and into ALPHA, the latter of which shall survive the merger as the Surviving Corporation. ALPHA shall do or, as of the Closing, has done the following

          (a) ALPHA's Board of Directors and the holders of a majority of the ALPHA's issued and outstanding Common Stock shall take all action necessary to adopt an amendment to the ALPHA Articles of Incorporation, changing the name of Alpha to "Beicang Iron & Steel Inc.", as well as increasing the number of authorized common shares to 1,000,000,000, par value $0.001 per share (the "Amendment").

          (b) Upon the filing of the Amendment with the Nevada Secretary of State ALPHA shall issue and deliver 898,823,700 shares of ALPHA's Common Stock (the "ALPHA Stock"), representing 90% interest in Alpha following the Effective Time, to EGIG's shareholders in exchange for all of EGIG's issued and outstanding Common Stock. At the Closing, the ALPHA's Stock shall be issued to the holders of common stock of EGIG immediately prior to the Closing on a pro rata basis to each holder's ownership of EGIG. ALPHA shall not issue or exchange any fractional shares or interests in connection with the foregoing conversion. If any of EGIG's Shareholders would otherwise be entitled to a fractional share on exchange of such shares, ALPHA shall round the number of shares of the ALPHA Stock to be issued to such stockholder to the nearest whole share.

          (c)  After  the  Effective  Time  of  the  Merger,  each  of   EGIG's
     Shareholders shall surrender his or her certificate or certificates representing such EGIG shares, together with an investment letter in a form acceptable to ALPHA's counsel, to the ALPHA's registrar and transfer agent and thereafter, such holder shall be entitled to receive a certificate or certificates evidencing shares of the ALPHA Stock as provided herein. In addition, each of EGIG's shareholders shall execute and deliver to ALPHA that certain Investment Letter attached hereto as Exhibit "A."

          Section 3.2 Effective Time. (a) The Effective Time of the Merger contemplated by this Agreement shall be the first business day following:
     (i) the approval of the shareholders of both EGIG and ALPHA as more fully described in Section 4.1 and 4,2, below; (ii) the filing and acceptance of the Amendment; (iii) the filing and acceptance of Articles of Merger, as required under Nevada law (the "Articles of Merger"); (iv) the receipt by ALPHA of EGIG's audited Financial Statements for its fiscal year ended December 31, 2005, which shall be prepared in accordance with Generally Accepted Accounting Principles; and (v) receipt by Alpha of all information required to be included to allow ALPHA to file a Form 8-K12G3 (or such other form as may be prescribed by the Securities and Exchange Commission) with the US Securities and Exchange Commission, advising of the Merger and change in control of ALPHA, unless a different date is mutually agreed to in writing by the parties hereto (the "Effective Time"). At the Effective Time, EGIG shall be merged with and into the ALPHA in accordance with Nevada law, whereupon the separate existence of EGIG shall cease, and ALPHA shall be the surviving corporation (the "Surviving Corporation").

          (b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of EGIG, all as provided under Nevada Law.

     Section 3.3 Conversion of Shares. At the Effective Time, each share of common stock of EGIG outstanding immediately prior to the Effective Time shall, without any action on the part of any party hereto, be converted into and become 898,823,700 shares of Common Stock (the "ALPHA Shares") of the Surviving Corporation. All of the shares of EGIG's common stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate previously representing any such share of EGIG's common stock shall be converted into the right to receive a new certificate of ALPHA Shares.

     Section 3.4 Exchange of Shares. Corporate Stock Transfer, Inc., ALPHA's duly appointed transfer agent, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the ALPHA Shares (the "New Certificates".) On the Closing Date or promptly thereafter, EGIG's shareholders (the "Shareholders") will surrender the certificates representing EGIG's common stock to the Exchange Agent for cancellation together with a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such certificates to the Exchange Agent) for use in such exchange.

     Section 3.5. Dissenting Shares. Notwithstanding Sections 3.2 and 3.3, ALPHA Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such ALPHA Shares in accordance with Nevada Law shall only be entitled to such rights as are provided by Nevada Law, unless such holder fails to perfect, withdraws or otherwise loses his, her or its right to appraisal.

     Section 3.6 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding ALPHA Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of ALPHA Shares, or stock dividend thereon with a record date during such period, the number of ALPHA Shares into which a Shareholder is entitled pursuant to this Agreement shall be appropriately adjusted.

     Section 3.7 Lost Certificates. If any EGIG certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue the ALPHA Shares represented by such certificate to such person, as contemplated by this Article III.

     Section 3.8 Termination. This Agreement may be terminated by the board of directors of ALPHA or the board of directors of EGIG at any time prior to the Effective Time if any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions. In the event of termination pursuant to this Section 3.8, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

     Section 3.9 Directors of Surviving Corporation. Following the Effective Time, the Board of Directors of the Surviving Corporation shall consist of two
(2) directors, including Hou Beicang and Zou Zhendong, who shall be appointed in accordance with procedures set forth in the ALPHA bylaws. Each of the current directors of ALPHA shall hold office until his successors shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.10 Officers of the Surviving Corporation. The names of the Officers of the Surviving Corporation who shall hold office subject to the Bylaws of the Surviving Corporation are as follows:

          NAME              OFFICE
          ----              ------

          Hou Beicang       Chief Executive Officer and Chief Financial
                            Officer, Secretary, Treasurer

     Section 3.11 Effect of Merger. On the Effective Time of the merger, EGIG shall cease to exist and shall be merged with and into the Surviving
Corporation, in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the State of Nevada. The Surviving Corporation shall possess all the rights, privileges, powers, franchises, trust and fiduciary duties, powers and obligations, and be subject to all the restrictions, obligations and duties of each ALPHA and EGIG, and all the rights, privileges, powers, franchises, trust and fiduciary rights, powers, duties and obligations of ALPHA and EGIG; and all property, real, personal and mixed, and all debts due to ALPHA and EGIG on whatever account, and all other things belonging to each ALPHA and EGIG shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of ALPHA and EGIG; and the title to any real estate, whether vested by deed or otherwise, in either ALPHA or EGIG shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either ALPHA or EGIG shall be preserved unimpaired, and all debts, liabilities and duties of ALPHA and EGIG shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The Articles of Incorporation and Bylaws of ALPHA shall remain those of the Surviving Corporation.


                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.1 Stockholder Meeting of EGIG. EGIG shall, at a meeting of its shareholders duly called by the board of directors of EGIG, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the shareholders of EGIG, present for the authorization and approval of the shareholders of EGIG, in accordance with the applicable provisions of the laws of the Cayman Islands, this Agreement and the consummation of the transactions contemplated with ALPHA as set forth herein.

     Section 4.2 Stockholder Meeting of ALPHA. ALPHA shall, at a meeting of its stockholders duly called by the board of directors of ALPHA, to be held as soon as practicable following execution of this Agreement, or pursuant to a consent of the stockholders present for the authorization and approval of the stockholders of ALPHA in accordance with the applicable provisions of the laws of the State of Nevada, this Agreement, the Amendment and the consummation of the transactions contemplated with EGIG as set forth herein

     Section 4.3 Access to Properties and Records. ALPHA and EGIG will each afford to the Chief Executive Officer, or equivalent officer, of the other full access to the properties, books and records of ALPHA and EGIG, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ALPHA and EGIG, as the case may be, as the other shall from time to time reasonably request.

     Section 4.4 Availability of Rule 144. Each of the parties acknowledge that the stock of ALPHA to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. ALPHA is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, ALPHA will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding ALPHA so as to make available to the shareholders of ALPHA the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of ALPHA, ALPHA will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of ALPHA holding restricted securities of ALPHA as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.4 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section  4.5  Information  for  ALPHA  Public  Reports.  EGIG  and the EGIG
Shareholders will furnish ALPHA with all information concerning EGIG and the EGIG Shareholders, including all Financial Statements, required for inclusion in any public report intended to be filed by ALPHA pursuant to the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or any other applicable federal or state law (the "SEC Reports"). EGIG represents and warrants to ALPHA that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by ALPHA, including the Financial Statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.6 Special Covenants and Representations Regarding the ALPHA Shares. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the ALPHA Shares to the shareholders of EGIG as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, inter alia, upon the circumstances under which the EGIG Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, EGIG shall cause to be delivered, and the EGIG Shareholders shall deliver to ALPHA, letters of representation in the form attached hereto as Exhibit "A."

     Section 4.7 Third Party Consents. ALPHA and EGIG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 4.8 Actions Prior to Effective Time.

          (a) From and after the date of this Agreement until the Effective Time and except as set forth in the ALPHA or EGIG Schedules or as permitted or contemplated by this Agreement, ALPHA and EGIG, respectively, will each:

               (i) carry on its business in substantially the same  manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi) use its best effort to comply with and perform in all material respects all obligations and duties imposed on it by all federal and state and provincial laws and all rules, regulations and orders imposed by federal or state or provincial governmental authorities.

          (b) From and after the date of this Agreement until the Effective Time, neither ALPHA nor EGIG will:

               (i) except as otherwise specifically set forth herein, make any change in their respective Articles of Incorporation or Certificate of Incorporation or Memorandum and Articles of Association or Bylaws;

               (ii) take any action described in Section 1.7 in the case of EGIG, or in Section 2.6, in the case of ALPHA (all except as permitted therein or as disclosed in the applicable party's schedules); or

               (iii) enter into or amend any contract, agreement or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

     Section 4.9 Indemnification.

          (a) EGIG hereby agree to indemnify ALPHA and each of the officers, agents and directors of ALPHA as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) ALPHA hereby agree to indemnify EGIG and each of its directors, agents and current shareholders as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in
     Section 2.4 (d) and with regard to the  representation set forth in Section
     7.1 hereof regarding finders fees. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ALPHA

     The   obligations  of  ALPHA  under  this  Agreement  are  subject  to  the satisfaction, at or before the Closing Date, of the following conditions:

     Section  5.1  Conditions  Subsequent.  All of those  matters  described  in
Article III, above, shall have been satisfied or waived by the parties hereto.

     Section 5.2 Accuracy of Representations. The representations and warranties made by EGIG in this Agreement were true when made and shall be true at the Effective Time with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and EGIG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by EGIG prior to or at the Closing.

     Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EGIG.


                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF EGIG

     The   obligations   of  EGIG  under  this  Agreement  are  subject  to  the
satisfaction, at or before the Closing Date, of the following conditions:

     Section  6.1  Conditions  Subsequent.  All of those  matters  described  in
Article III, above, shall have been satisfied or waived by the parties hereto.

     Section 6.2 Accuracy of Representations. The representations and warranties made by ALPHA in this Agreement were true when made and shall be true as of the Effective Time (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ALPHA shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ALPHA prior to or at the Closing.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ALPHA.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Each party represents to every other party that all brokers or finders who have acted for it in connection with this Agreement have been satisfied in full and that no other obligations need to be satisfied as of the date of this Agreement. In the event it is determined that any party is obligated to any other party to pay a broker or finder relevant to the transaction described herein, ALPHA agrees to indemnify EGIG for any such obligation, including reasonable attorneys fees.

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be submitted to China Economic and Trade Arbitration Commission for arbitration with then applicable rules of that Commission. The award of the arbitration shall be binding and enforceable against each party hereto.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, addressed to the other party at the address indicated hereinabove or such other address as a party may so indicate to the other in the future.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, shareholder or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published, and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among ALPHA and EGIG and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

     Section 7.10 Counterparts; Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right to terminate this Agreement. The election to terminate shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     7.21 Litigation by Third Parties. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

                                         ALPHA SPACECOM, INC.


                                         By:  S/HU Xuedong
                                            ------------------------------------
                                         Its: President

                                         EAST GLORY INVESTMENTS GROUP LIMITED


                                         By: s/HOU Beicang
                                            ------------------------------------
                                         Its:  Chairman
                                             -----------------------------------

                                   EXHIBIT "A"

                                INVESTMENT LETTER


                     , 2006
--------------------

Board of Directors
Alpha Spacecom, Inc.
Room 710
Zhou Ji Building
No. 16 Ande Road
Dongcheng District
Beijing, 100011 China

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of EAST GLORY INVESTMENTS GROUP LIMITED, a Cayman Island corporation, ("EGIG"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Merger Agreement (the "Agreement"), between Alpha Spacecom, Inc. (the "Company") and EGIG, dated April 7, 2006, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of the Company (the "Securities"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Securities and as of the date of this letter:

     1. The undersigned is aware that his acceptance of the Securities is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned warrants full authority to deposit all shares referred to above and the Company will acquire good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the Company's Common Stock to be received in exchange for EGIG common stock, will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. I understand that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. I understand that I cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection I understand that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by me to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by me must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, I acknowledge that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN
         EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     I understand that the foregoing legend on my certificate for the Common Shares limits their value, including their value as collateral.

     6. The undersigned represents that he is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:                         , 2006
       ------------------------

Very truly yours,


---------------------------------------
(signature)


---------------------------------------
(print name in full)

---------------------------------------
(city, state, zip)


---------------------------------------
(social security number or
employer identification no.)